UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 8, 2003

VAXGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-26483	94-3236309
(Commission File No.)	(IRS Employer Identification No.)

1000 MARINA BLVD., SUITE 200, BRISBANE, CALIFORNIA 94005

(Address of registrant’s principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE.

On December 3, 2003, VaxGen, Inc. commenced the offering of up to 4,100,000 shares of its common stock at $7.00 per share pursuant to its Form S-3 shelf registration statement.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c)           Exhibits.

Number	Description

1.1	Placement Agency Agreement, dated December 3, 2003, by and among VaxGen, Inc. and CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VaxGen, Inc.

Dated: December 8, 2003	By:	/s/ Carter A. Lee
Carter A. Lee
Senior Vice President-Finance and Administration

EXHIBIT INDEX

Number	Description

1.1	Placement Agency Agreement, dated December 3, 2003, by and between VaxGen, Inc. and CIBC World Markets Corp., Punk, Ziegel & Company, L.P. and Enable Capital, LLC
5.1	Opinion of Cooley Godward LLP.
23.1	Consent of Cooley Godward LLP. Reference is made to Exhibit 5.1.